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                                                                    Exhibit 99.2



                    [LETTERHEAD OF BEAR, STEARNS & CO. INC.]


                               November 17, 1997


We hereby consent to the inclusion in the Prospectus and Joint Proxy Statement forming part of this Registration Statement on Form S-4 of Pillowtex Corporation of our opinion attached as Appendix B thereto and to the reference to such opinion and to our firm therein. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 and the rules and regulations of the Securities and Exchange Commission issued thereunder.


                                        Bear, Stearns & Co. Inc.


                                        By:  /s/ Rick A. Lacher
                                             ----------------------------
                                             Rick A. Lacher
                                             Managing Director